Exhibit 10.1

INCREASE JOINDER REGARDING INCREMENTAL REVOLVING COMMITMENTS
AND AMENDMENT NO. 2 TO CREDIT AGREEMENT

This INCREASE JOINDER REGARDING INCREMENTAL REVOLVING COMMITMENTS AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") is entered into as of October 7, 2022 by and among HAYNES INTERNATIONAL, INC., a Delaware corporation ("Haynes"), those additional Persons who have joined as a party to the Credit Agreement (as defined below) as a borrower (such Persons together with Haynes, each a "Borrower" and collectively, the "Borrowers"), LAPORTE CUSTOM METAL PROCESSING, LLC, a Delaware limited liability company ("Guarantor"), the Lenders party hereto (the "Lenders") and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the Borrowers, Guarantor, the other Loan Parties party thereto, the Lenders party thereto and Administrative Agent are parties to that certain Credit Agreement dated as of October 19, 2020 (as amended by that certain Amendment No. 1 to Credit Agreement dated August 30, 2022 and as further amended, restated, supplemented or otherwise modified to date and from time to time, including hereby, the "Credit Agreement"; capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement);

WHEREAS, the Borrowers have requested that, pursuant to Section 2.09 of the Credit Agreement, that the certain Lenders party hereto (each an "Increasing Lender" and collectively, the "Increasing Lenders") provide additional Revolving Commitments under Section 2.09 of the Credit Agreement in an aggregate amount equal to $60,000,000 (the "Incremental Revolving Commitments"); and

WHEREAS, the Increasing Lenders have agreed to make such Incremental Revolving Commitments in accordance with the terms of the Credit Agreement and on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Increase. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, and in reliance on the representations and warranties set forth in Section 6 below, each Increasing Lender party hereto hereby agrees to provide new Revolving Commitments pursuant to Section 2.09 of the Credit Agreement in an amount equal to $60,000,000, such that after giving effect to such Incremental Revolving Commitments, the Revolving Commitments of each Lender shall be as set forth beside such Lender's name under the Commitment Schedule attached hereto. The Incremental Revolving Commitments and any amounts borrowed in respect of the Incremental Revolving Commitments ("Incremental Revolving Loans") shall constitute Revolving Commitments and Revolving Loans under the Credit Agreement, respectively, shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. The Borrowers shall take any actions reasonably required by the Administrative Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the UCC or otherwise after giving effect to the Incremental Revolving Commitments, Incremental Revolving Loans and the corresponding increase in the Aggregate Revolving Commitment set forth herein. The interest margins for the Incremental Revolving Loans shall be the same interest margins for the Revolving Loans under the Credit Agreement. The outstanding unpaid principal balance and all accrued and unpaid interest on the Incremental Revolving Loans shall be due and payable on the earlier of (a) the Maturity Date, and (b) the date of the acceleration of the Revolving Loans in accordance with the terms of the Credit Agreement. Further the Revolving Incremental Commitments provided in connection with this Amendment shall reduce dollar for dollar the amount of additional available Revolving Commitments under Section 2.09(e) of the Credit Agreement.

2.            Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, and in reliance on the representations and warranties set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

(a)          Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term in appropriate alphabetical order as follows:

"Second Amendment Effective Date" means October 7, 2022.

(b)          Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following defined terms as follows:

"Aggregate Revolving Commitment" means, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Second Amendment Effective Date, the Aggregate Revolving Commitment is $160,000,000.

"Arranger" means individually and collectively, JPMorgan Chase Bank, N.A., Bank of America, N.A. and PNC Bank, National Association in their capacity as joint bookrunners and joint lead arrangers.

(c)          The Commitment Schedule is hereby amended and restated as set forth in the identically captioned Commitment Schedule attached hereto.

3.            Continuing Effect. Except as expressly set forth in Sections 1 and 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4.            Reaffirmation and Confirmation; Agreement. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that this Amendment, the Credit Agreement, as modified hereby, and the other Loan Documents represent the valid, enforceable and collectible obligations of each Loan Party, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, and further acknowledges, as of the date hereof, that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.

5.            Conditions to Effectiveness. The effectiveness of Sections 1 and 2 of this Amendment is subject to the following conditions precedent:

(a)          Administrative Agent shall have received a copy of this Amendment executed by each Borrower, Guarantor, Administrative Agent and each Lender;

(b)          Administrative Agent shall have received each of the items listed on the Closing Checklist attached hereto as Exhibit A;

(c)          Administrative Agent shall have received payment for all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) prior to the date hereof; and

(d)          no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by, or after giving effect to, this Amendment, including, without limitation, the Incremental Revolving Commitments.

6.            Representations and Warranties. To induce Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Administrative Agent and the Lenders that:

(a)          the execution, delivery and performance of this Amendment has been duly authorized by all requisite action on the part of such Loan Party and this Amendment has been duly executed and delivered by such Loan Party;

(b)          immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, including, without limitation, the Incremental Revolving Commitments, each of the representations and warranties of the Loan Parties set forth in the Credit Agreement, Security Agreement and each of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(c)           immediately before and after giving effect to this Amendment, including, without limitation, the Incremental Revolving Commitments, no Default or Event of Default has occurred and is continuing; and

(d)           immediately before and after giving effect to this Amendment, including, without limitation the Incremental Revolving Commitments, the Loan Parties are in pro forma compliance with the Financial Covenant set forth in Section 6.13 of the Credit Agreement for the period ending on the then most recently ended month for which financial statements have been delivered to the Administrative Agent under Section 5.01(c) of the Credit Agreement.

7.            Lender Joinder.

(a)          Each Person signatory hereto as a "Lender", which Person was not heretofore joined to the Credit Agreement as a Lender (a "New Lender"), hereby represents, warrants and agrees as follows: such New Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) such New Lender shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of Revolving Commitments and interests in the Loans, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to acquire interests in the Revolving Commitments and Loans on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) such New Lender has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Lender; and

(b)          New Lender agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The provisions of this Section 7 are solely for the benefit of Administrative Agent and the Lenders (other than the New Lender), and no Loan Party shall have any rights or remedies under or with respect to the provisions of this Section 7.

8.            Release.

(a)          In consideration of the agreements of Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each such Loan Party and all such other Persons being hereafter referred to collectively as the "Releasors" and individually as a "Releasor"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and the Lenders, and each of their successors and assigns, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, other representatives (Administrative Agent and the Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off and liabilities whatsoever, including claims for breach of contract, (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto; provided that nothing in this paragraph shall modify, amend, or terminate the Credit Agreement, any of the other Loan Documents, or any other contract or agreement to which a Releasor is a party or of which the Releasor is a beneficiary and further provided that nothing in this paragraph shall release, remise or discharge any Releasee from liability for future performance due under any such contracts or agreements or with respect to any demand deposit account.

(b)          Each Releasor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)          Each Releasor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

9.            Cost and Expenses. The Borrowers agree to pay on demand all outstanding fees, costs and expenses of Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of the Credit Agreement and each other Loan Document, including without limitation this Amendment, and all other instruments or documents provided for therein or herein or delivered or to be delivered hereunder or thereunder in connection herewith or therewith, in each case to the extent required by Section 9.03 of the Credit Agreement.

10.          Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.          References. Any reference to the Credit Agreement contained in any Loan Document or any other document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

12.          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.

13.          Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or any of the other Loan Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

14.          Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

BORROWER:

HAYNES INTERNATIONAL, INC.

By:	/s/ Daniel W. Maudlin
Name:	Daniel W. Maudlin
Title:	Vice President of Finance, CFO

GUARANTOR:

LAPORTE CUSTOM METAL PROCESSING, LLC

By:	/s/ Daniel W. Maudlin
Name:	Daniel W. Maudlin
Title:	Vice President of Finance, CFO

Signature Page to Increase Joinder Regarding Incremental Revolving Commitments and Amendment No. 2 to Credit Agreement

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and a Lender

By:	/s/ John Morrone
Name:	John Morrone
Title:	Authorized Signer

Signature Page to Increase Joinder Regarding Incremental Revolving Commitments and Amendment No. 2 to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew Salmon
Name:	Andrew Salmon
Title:	Vice President

Signature Page to Increase Joinder Regarding Incremental Revolving Commitments and Amendment No. 2 to Credit Agreement